EXHIBIT INDEX


Number                   Exhibit                          Page

4.15      First Supplemental Indenture, dated as of    EXHIBIT 1
          November 2, 1995, between the Company and
          United States Trust Company of New York, as
          Trustee, relating to the Company's 9-3/4%
          Senior Notes due 2003.

4.16      Amendment, dated as of September 29, 1995,   EXHIBIT 2
          to Warrant No. 2-1991 to purchase
          53,640 shares of Common Stock issued to
          NationsBank of Texas, N.A., formerly NCNB
          Texas National Bank.

27.1      Financial Data Schedule                      EXHIBIT 27